Exhibit 3.12

AMENDED AND RESTATED ARTICLES OF ORGANIZATION

OF

COOPER-STANDARD AUTOMOTIVE OH, LLC

Registration No. 1277862

Cooper-Standard Automotive OH, LLC, a limited liability company organized and existing under the laws of the State of Ohio (the “Company”), does hereby certify as follows:

1. The name of the Company is “Cooper-Standard Automotive OH, LLC.” The original articles of organization were filed with the Secretary of State of the State of Ohio on December 7, 2001.

2. The Company filed an amended plan of reorganization under chapter 11 of title 11 of the United States Code on March 26, 2010 (the “Plan”), as confirmed on May 12, 2010 by the United States Bankruptcy Court for the District of Delaware.

3. These Amended and Restated Articles of Organization of the Company have been duly executed and are being filed by the undersigned authorized person in accordance with the provisions of Ohio Revised Code Section 1705.08, to amend and restate the original Articles of Organization of Cooper-Standard Automotive OH, LLC, as heretofore amended (the “Articles of Organization”).

FIRST: The name of the Company shall be Cooper-Standard Automotive OH, LLC.

SECOND: The Company shall exist for perpetual duration.

THIRD: The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this Company is 39550 Orchard Hill Place, Novi, Michigan 48375.

FOURTH: The purpose for which the Company is formed is the carrying on of any lawful business purpose or activity permitted by the Ohio Limited Liability Company Law.

FIFTH: The Company shall not issue nonvoting limited liability company interests. The prohibition on issuance of nonvoting limited liability company interests is included in these Articles of Organization in compliance with Section 1123(a)(6) of the Bankruptcy Code (11 U.S.C. §1123(a)(6)).

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IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Organization of Cooper-Standard Automotive OH, LLC as of this 13th day of July, 2010.

COOPER-STANDARD AUTOMOTIVE OH, LLC

By:	/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Secretary